                                                                     Exhibit 1.1


                        3,500,000 Shares of Common Stock


                           TELEMATE.NET SOFTWARE, INC.


                             UNDERWRITING AGREEMENT


                                                              September___, 1999

SOUNDVIEW TECHNOLOGY GROUP, INC.
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY, LLC
  As Representatives of the several Underwriters
c/o SoundView Technology Group, Inc.
22 Gatehouse Road
Stamford, Connecticut  06902

Ladies and Gentlemen:

         TELEMATE.NET SOFTWARE, Inc., a Georgia corporation (the "Company"), and the selling stockholders named in Schedule B attached hereto (the "Selling Stockholders") propose to sell, upon the terms and subject to the conditions of this Agreement, to the several underwriters named in Schedule A attached hereto (the "Underwriters"), an aggregate of 3,500,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company also proposes to sell to the Underwriters, upon the terms and subject to the conditions of this Agreement, as set forth in Section 4, up to an additional 525,000 shares of Common Stock (the "Option Shares," and, collectively with the Firm Shares, the "Shares").

1. Registration Statement. A registration statement (File No. 333-__) on Form S-1 relating to the Shares, including a Preliminary Prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission.

         The term "Preliminary Prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the representatives of the several Underwriters hereunder (collectively, the "Representatives"). The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

         (a) Securities Act Compliance. The Registration Statement conforms in all material respects with the requirements of the Securities Act and has been filed with the Commission under the Securities Act. The Commission has not issued or, to the Company's knowledge, threatened to issue any order preventing or suspending the use of any Preliminary Prospectus, and, at its date of issue, each Preliminary Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Dates (as hereinafter defined), the Registration Statement and the Prospectus and any amendments or supplements thereto, contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof. There is no contract, agreement, lease, franchise or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described therein or filed therewith as required, and all descriptions of any such contracts, agreements, leases, franchises or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

         (b) Organization, Good Standing and Qualification. The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with power and authority

(corporate and other) to own or lease its properties and to conduct its business as described in the Prospectus. The Company and each of its subsidiaries is in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect, and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification. The Company and each of its subsidiaries has obtained all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, except where the failure to obtain any of the foregoing would not have a material adverse effect on the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect"), and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

         (c) Subsidiaries. Except as set forth in Exhibit 21.1 to the Registration Statement, the Company does not have any subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

         (d) No Changes. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations nor entered into any transactions not in the ordinary course of business, and there has not been any Material Adverse Effect, or any material adverse change in the capital stock, short-term or long-term debt of the Company and its subsidiaries taken as a whole.

         (e) Capitalization. The Company's authorized and outstanding capital stock is on the date hereof, and will be on the Closing Dates, as set forth under the heading "Capitalization" in the Prospectus (except that such disclosure need not reflect the issuance of the Option Shares) and conforms in all material respects to the description thereof set forth under the heading "Description of Capital Stock" in the Prospectus. The outstanding shares of Common Stock (including the Shares) (i) conform in all material respects to the description thereof in the Prospectus, (ii) have been duly authorized and validly issued and are fully paid and nonassessable, (iii) have been issued in compliance with all federal and state securities laws, and (iv) were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's [1999] Stock Incentive Plan (the "Stock Incentive Plan"), as disclosed in the Prospectus. The description of the Stock Incentive Plan and the options or other rights granted or exercised thereunder, as set forth in the

Prospectus, accurately and fairly presents the information required to be disclosed with respect to such Stock Incentive Plan, options and rights.

         (f) Valid Issuance of the Shares. The Shares to be issued and sold by the Company to the Underwriters hereunder, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform in all material respects to the description thereof in the Prospectus.

         (g) Authorization. The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder (including to issue, sell and deliver the Shares), and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally, (ii) as the enforceability of any indemnification provision may be limited under federal or state securities laws or (iii) as the remedy of specific forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any proceeding may be brought (collectively, the "Enforceability Exceptions").

         (h) Compliance with other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of any of the terms or provisions of, constitute a default under or result in the creation of any lien under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of its respective properties is or may be bound, the Certificate of Incorporation, By-laws or other organizational documents of the Company, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties.

         (i) Legal Compliance. The Company, in all material respects, is in compliance with and conducts its business in conformity with all applicable federal, state, local and foreign laws, rules and regulations of any court or governmental agency or body, and, to the knowledge of the Company, except as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect.

         (j) Governmental Consents. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under federal or state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

         (k) Financial Statements. The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial condition and the results of operations and cash flows of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be set forth in the Prospectus and all adjustments necessary for a fair presentation of results for such periods have been made. The selected financial and statistical data set forth in the Prospectus under the caption "Selected Financial Data" fairly present, on the basis stated in the Registration Statement, the information set forth therein and the data has been compiled on a basis consistent with the financial statements presented therein. The Company has provided the Representatives with all financial statements from its inception to the date hereof that are available to the officers of the Company.

         (l) Independent Auditors. KPMG LLP, who have expressed their opinions on the audited financial statements and related schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Rules and Regulations.

         (m) Litigation. Except as set forth in the Prospectus, there is no legal or governmental action, suit, proceeding or investigation pending to which the Company or any of its affiliates is a party or to which any property of the Company or any affiliate is subject, which, if determined adversely to the Company or any such affiliate, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement,
(ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Preliminary Prospectus in any jurisdiction, or (iv) have a Material Adverse Effect, and, to the best of the Company's knowledge, no such action, suit, proceeding or investigation is threatened or contemplated against the Company or any subsidiary or affiliate by governmental authorities or others. The Company is not party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body.

         (n) Tax Returns and Payments. The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns, except where the failure to file would not have a Material Adverse Effect, and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or, to the knowledge of the Company, is likely to be asserted against the Company or any of its respective properties or assets that would have a Material Adverse Effect. All distributions to the stockholders of the Company prior to the date hereof have been made in compliance with applicable law and have not exceeded the amounts to which such stockholders were legally entitled.

         (o) Registration Rights. No person or entity has the right to require registration of shares of Common Stock or other securities of the Company as a result of the filing or effectiveness of the Registration Statement and, in any event, except as set forth in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company.

         (p) Price Stabilization and Manipulation. Neither the Company nor any of its officers, directors, subsidiaries or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

         (q) Patents and Trademarks. The Company owns or otherwise possesses or has the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights either (i) described in the Prospectus as being owned by it or (ii) necessary for the conduct of its business as so described, as now conducted or as proposed to be conducted. The Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company with respect to the foregoing. The Company's business as now conducted does not infringe or conflict with in any material respect any trademarks, service marks, trade names, copyrights, trade secrets, licenses, U.S. patents or other intellectual property or franchise rights or, to the Company's knowledge, foreign patents of any person. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person, except as described in the Prospectus or with respect to claims which, singly or in the aggregate, will not have a Material Adverse Effect.

         (r) Material Contracts. The Company or a subsidiary of the Company, as the case may be, has performed all material obligations required to be performed by it under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement (the "Material Contracts"), and neither the Company nor, to the knowledge of the Company, any other party to such contract is in default under or in breach of any such obligations, except with respect to any defaults or breaches which, singly or in the aggregate, will not result in a Material Adverse Effect. The Company has not received any notice of such default or breach. Each Material Contract is in full force and effect, and is the legal, valid and binding obligation of the Company, and is enforceable as to and by the Company in accordance with its terms.

         (s) Labor Agreements and Actions. The Company is not involved in any labor dispute and, to the Company's knowledge, no such dispute is threatened. The Company is not aware that (i) any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company. The Company neither has nor expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant, except where such liability would not have a Material Adverse Effect. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA and any other applicable statutes, orders, rules and regulations. For each such plan which is subject to the funding rules of Section 412 of the Internal Revenue Code of 1986, as amended (the "Code"), or Section 302 of ERISA, the fair market value of the assets of such plan exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except with respect to any non-compliance with such provisions which, singly or in the aggregate, will not have a Material Adverse Effect.

         (t) Lock-Up Agreements. Except as disclosed in the Prospectus, the Company has obtained the written agreement, in substantially the form attached hereto as Schedule C, from each of its officers and directors and certain of the Company's shareholders.

         (u) Title to Property and Assets. The Company or a subsidiary of the Company has and, as of the Closing Dates, will have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by it which is material to the business of the Company taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a Material Adverse Effect. Any real property and buildings held under lease by the Company or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by it under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in or contemplated by the Prospectus.

         (v) Insurance. The Company is insured by insurers of nationally recognized financial responsibility against such losses and risks and in such amounts as are customary in the business in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus, and the Company has no reason to believe that it will not be able to renew any such existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus.

         (w) Brokers. Except as may be set forth in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or similar fee or commission as a result of any of the transactions contemplated by this Agreement.

         (x) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) Distribution of Offering Materials. The Company has not distributed and will not distribute prior to the later of (i) the First Closing Date or the Option Closing Date, as the case may be, and (ii) the completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act and the use of which has been approved in advance in writing by the Representatives.

         (z) Subscription Agreements. Each of the Subscription Agreements has been duly authorized, executed and delivered by the Company, and, when accepted by the Company, is a valid and binding agreement of the Company, enforceable with its terms.

         (aa) Payment or Receipt of Funds. Except as set forth in the Prospectus, neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

         (bb) Investment Company. The Company is not, and upon consummation of the transactions contemplated hereby will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (cc) Environmental Laws. The Company is in compliance with the terms and conditions of all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except where the failure to be in compliance would not have a Material Adverse Effect. The Company has not received notice from any governmental authority of any claim under any Environmental Laws that could result in a Material Adverse Effect. No property that is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (420 U.S.C. (S) 9601 et seq.), or otherwise designated as a contaminated site under applicable state or local laws.

         (dd) Permits. The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its property and to conduct its business. The Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except events the existence of which would not have a Material Adverse Effect, and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company and its subsidiaries taken as a whole.

         (ee) Employment Matters. To the Company's knowledge, neither the Company nor any of its subsidiaries has violated any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of ERISA or the rules and regulations promulgated thereunder, which in each case might have a Material Adverse Effect.

         (ff) 1934 Act Registration. The Company has filed a registration statement pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which registration statement has been or will be declared effective simultaneously with the effectiveness of the Registration Statement.

         (gg) Nasdaq Listing. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to official notice of issuance.

         (hh) Related Party Transactions. The statements in the Prospectus under the Heading "Certain Transactions" set forth all existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings, or transactions, between or among the Company, on the one hand, and any officer, director or stockholder of the Company, or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder.

         (ii) Year 2000 Disclosure. There are no issues related to the Company's preparedness for the Year 2000 that (i) are of a character required to be described or referred to in the Registration Statement or Prospectus by the Securities Act or the Rules and Regulations which have not been accurately described in the Registration Statement or Prospectus or (ii) might reasonably be expected to result in any Material Adverse Effect. All internal computer systems and each Constituent Component (as defined below) of those systems and all computer-related products and each Constituent Component of those products of the Company fully comply with the Year 2000 Qualification Requirements. "Year 2000 Qualification Requirements" means that the internal computer systems and each Constituent Component of those systems and all computer-related products and each Constituent Component of those products of the Company (i) have been reviewed to confirm that they store, process (including sorting and performing mathematical operations, calculations and computations), input and output data containing date and information correctly regardless of whether the date contains date and times before, on or after January 1, 2000, (ii) have been designated to ensure date and time entry recognition, calculations that accommodate same century and multi-century formulas and date values, leap year recognition and calculations, and date data interfaces values that reflect the century, (iii) accurately manage and manipulate data involving dates and times, including single century formulas and multi-century formulas, and will not cause an abnormal ending scenario within the application or generate incorrect values or invalid results involving such dates, (iv) accurately process any date rollover and (v) accept and respond to two-digit year date input in a manner that resolves any ambiguities as to the century. "Constituent Component" means all software (including operating systems, programs, packages and utilities), firmware, hardware, networking components, and peripherals provided as part of the configuration.

         (jj) Certificates. Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement or in connection with the offering contemplated hereby shall be deemed to be a representation and warranty of the Company to the Underwriters as to the matters covered thereby.

3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:

         (a) Valid and Marketable Title. Such Selling Stockholder now has, and on the Closing Dates will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement (each as hereinafter defined), and each of the several Underwriters will acquire valid and marketable title to all of the Shares being sold to the Underwriters by such Selling Stockholder, free and clear of any liens, encumbrances, equities claims, restrictions on transfer or other defects whatsoever.

         (b) Authority. Such Selling Stockholder now has, and on the Closing Dates will have, upon delivery of and payment for each of the Shares hereunder, full right, power and authority, and shall have obtained any approval required by law, to sell, transfer, assign and deliver the Shares being sold by such Selling Stockholder hereunder.

         (c) Lock-Up Agreement. Such Selling Stockholder has executed and delivered to the Representatives a lock-up agreement in substantially the form attached hereto as Schedule C.

         (d) Power of Attorney. Such Selling Stockholder has duly executed and delivered a power of attorney, in substantially the form heretofore delivered to the Representatives (the "Power of Attorney"), each appointing an attorney-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement.

         (e) Custody Agreement. Such Selling Stockholder has duly executed and delivered a custody agreement, in substantially the form heretofore delivered to the Representatives (the "Custody Agreement"), with __, as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the Shares to be sold by such Selling Stockholder hereunder have been placed in custody for delivery under this Agreement.

         (f) Binding Obligations. Such Selling Stockholder has, by execution and delivery of each of this Agreement, the Power of Attorney, the Custody Agreement and, if applicable, the Lock-Up Agreement, created valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their respective terms, subject to the Enforceability Exceptions.

         (g) Compliance with other Instruments. The performance of this Agreement, the Custody Agreement and the Power of Attorney, and the consummation of the transactions contemplated hereby and thereby, will not result in a breach or violation in any material respect by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, (i) any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, (ii) any judgment of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties, or any statute, decree, order, Rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of its properties, or (iii) any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder.

         (h) No Revocation. Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters and the Company hereunder, (ii) the arrangement for such custody and the appointment of the Attorneys-in-Fact are irrevocable, (iii) the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the liquidation or dissolution of such Selling Stockholder or any other event, and (iv) if such Selling Stockholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Shares hereunder, certificates for the Shares to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-Fact under the Power of Attorney shall be as valid as if such liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-Fact or any of them shall have notice of such liquidation or dissolution or other event.

         (i) No Stabilization or Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and, other than as permitted by the Securities Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

         (j) Governmental Consents. The execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under federal or state securities laws or by the NASD).

         (k) Beneficial Ownership. The information set forth under the heading "Principal and Selling Stockholders" in the Prospectus which specifically relates to such Selling Stockholder does not, and will not on the Closing Dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading, and such Selling Stockholder has agreed to immediately notify the Company if, at any time during the period when a Prospectus is required by law to be delivered in connection with sales of Common Stock by an Underwriter or a dealer, there is any change in such information.

         (l) Organization and Good Standing. Such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity it purports to be.

         (m) No Preemptive or Other Rights. Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement. Such Selling

Stockholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement. Such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

4. Purchase and Sale of the Shares. The Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the Firm Shares, with the number of shares to be sold by the Company and each Selling Stockholder being the number of Shares set opposite his, her or its name in Schedule B attached hereto, and on the basis of the representations, warranties, covenants and agreements herein contained, but upon the terms and subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Shares from the Company and the Selling Stockholders, with the number of shares of Firm Shares to be purchased by each Underwriter being set opposite its name in Schedule A attached hereto, subject to adjustment in accordance with Section 14 hereof. The number of Shares to be purchased by each Underwriter from each Selling Stockholder hereunder shall bear the same proportion to the total number of Shares to be purchased by such Underwriter hereunder as the number of Shares being sold by each Selling Stockholder bears to the total number of Shares being sold by all of the Selling Stockholders, subject to adjustment by the Representatives to eliminate fractions.

         (a) Purchase Price. The purchase price per Share to be paid by the Underwriters to the Company and the Selling Stockholders will be $__ per share (the "Purchase Price").

         (b) Closing. The Company and the Selling Stockholders will deliver the Firm Shares to the Representatives for the respective accounts of the several Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Stockholders given at or prior to 10:00 a.m., New York time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as SoundView Technology Group, Inc.("SoundView") may designate (solely for the purpose of administrative convenience) and in such denominations as SoundView may determine, against payment of the aggregate Purchase Price therefor in Federal or other immediately available funds, by certified or official bank check or checks payable to the order of the Company and the Custodian or by wire transfer to accounts designated by the Company and the Custodian, all at the offices of Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326. Such delivery and closing shall occur at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement (the "First Closing Date"). The First Closing Date and the location of delivery of, and the form of payment for, the Firm Shares may be varied by agreement between the Company and SoundView. The First Closing Date may be postponed pursuant to the provisions of Section 14.

         (c) Certificates for the Shares. The Company and the Selling Stockholders shall make the certificates for the Firm Shares available to the Representatives for examination on behalf of the Underwriters not later than 12:00 p.m., New York time, on the business day preceding the First Closing Date at such location within [NEW YORK, NEW YORK] as may be designated by the Representatives. If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives.

         (d) Payment on behalf of Underwriters. It is understood that the Representatives, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. Any such payment by the Representatives shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

         (e) Initial Public Offering. The several Underwriters agree to make an initial public offering of the Firm Shares at the initial public offering price of $__ per share as soon after the effectiveness of the Registration Statement as, in their judgment, is advisable. The Representatives shall promptly advise the Company and the Selling Stockholders of the making of the initial public offering. After the initial public offering, the several Underwriters may, in their discretion, vary the public offering price and increase or decrease the concessions and discounts to dealers as they may determine.

         (f) Information provided by Underwriters. The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and the Representatives on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         (g) Over-Allotment Option.

                  (i) Option Shares. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option (the "Option") to purchase up to 525,000 Option Shares. The price per share to be paid for the Option Shares shall be the Purchase Price. The Option may be exercised as to all or any part of the Option Shares at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to the Company.

                  (ii) Exercise of Option. The Option may be exercised by the Underwriters upon SoundView's written notice to the Company setting forth the number of shares of the Option Shares to be purchased by them and the date and time for delivery of and payment for the Option Shares (the "Option Closing Date," and, collectively with the First Closing Date, the "Closing Dates"). The Option Closing Date shall not be earlier than the First Closing Date and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. Option Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter's name on Schedule A attached hereto bears to the total number of Firm Shares (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the Option by the Underwriters, the Company agrees to sell to the Underwriters the number of Option Shares set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and upon the terms and subject to the conditions herein set forth, to purchase the number of such shares determined as aforesaid.

                  (iii) Option Closing. The Company will deliver the Option Shares to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 10:00 a.m., New York time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as SoundView may designate (solely for the purpose of administrative convenience) and in such denominations as SoundView may determine, against payment of the aggregate Purchase Price therefor in Federal or other immediately available funds, by certified or official bank check or checks payable to the order of the Company or by wire transfer to an account designated by the Company, all at the offices of [Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326]. The Company shall make the certificates for the Option Shares available to the Underwriters for examination not later than 12:00 p.m., New York time, on the business day preceding the Option Closing Date, at such location within [NEW YORK, NEW YORK] as may be designated by the Representatives. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Shares may be varied by agreement between the Company and SoundView. The Option Closing Date may be postponed pursuant to the provisions of Section 14.

5. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters that:

         (a) Effectiveness of Registration Statement. The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424, (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434, to use its best efforts to comply with all the applicable provisions thereof, and (iv) use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

         (b) Amendments and Reports. The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.

         (c) Prospectus. If, at any time after the effective date of the Registration Statement when a prospectus relating to the Shares is required to be delivered under the Securities Act, any event relating to or affecting the Company occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus which will correct such statement or omission.

         (d) Copies of Registration Statement and Prospectus. The Company will deliver to the Representatives, at or before the Closing Dates, manually signed copies of the Registration Statement, and each amendment thereto, including all financial statements and exhibits thereto, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Shares is required under the Securities Act, as many copies of the

Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request.

         (e) Section 11(a) Earnings Statement. The Company will make generally available to its Stockholders as soon as practicable, but not later than fifteen
(15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

         (f) Blue Sky Qualification. The Company will cooperate with the Representatives to enable the Shares to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may reasonably request.

         (g) Reports to Stockholders. So long as the Company shall be subject to the reporting requirements of the Exchange Act, the Company will furnish to its Stockholders annual reports containing financial statements certified by independent public accountants and will furnish or make available to its Stockholders quarterly summary financial information in reasonable detail, which may be unaudited.

         (h) Nasdaq National Market. The Company will use its best efforts to maintain the listing of the Common Stock on the Nasdaq National Market for a period of five (5) years after the effective date of the Registration Statement.

         (i) Transfer Agent and Registrar. The Company will maintain a transfer agent and registrar for its Common Stock.

         (j) Market Stand-Off. The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the Company in accordance with the Rules and Regulations) during the one hundred eighty (180) days following the effective date of the Registration Statement, except for the Shares being sold hereunder and any shares of Common Stock issuable upon exercise of [EMPLOYEE] stock options issued in accordance with the terms of the Stock Incentive Plan as in effect on the date hereof. In addition, during the one hundred eighty (180) days following the effective date of the Registration Statement, the Company will not release any officer, director or securityholder of the Company from their obligations under any similar agreement with the Company not to sell, transfer or dispose of securities of the Company for the 180-day period following the effective date of the Registration Statement.

         (k) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares substantially in conformity with the description set forth under the heading "Use of Proceeds" in the Prospectus.

         (l) SEC Correspondence. The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act.

         (m) Financial Statements. Prior to the Closing Dates the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (n) Press Releases. Prior to the Closing Dates and during the period when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or its financial condition, results of operation, business, prospects, assets or liabilities, or the offering of the Shares, without the prior consent of the Representatives, which consent shall not be unreasonably withheld. If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the Representatives' opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from the Representatives advising the Company to the effect set forth above, forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

         (o) Investment Company Status. The Company is familiar with the Investment Company Act and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment Company" within the meaning of the Investment Company Act and the rules and regulations thereunder.

         (p) Reports to Representatives. During the period of three (3) years from the date hereof, the Company will furnish to the Representatives, and, upon request of the Representatives, to each of the Underwriters (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, Stockholder's equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants, (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, Nasdaq or any securities exchange, (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock, and (iv) such other information concerning the Company as the Representatives may reasonably request from time to time.

         (q) Form S-8. The Company will not file any registration statements on Form S-8 covering shares of Common Stock issuable under its Stock Incentive Plan for a period of one hundred eighty (180) days following the effectiveness of the Registration Statement.

6. Payment of Expenses.

         (a) Expenses of the Company. The Company will pay, either directly or by reimbursement, all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company and of the Selling Stockholders under this Agreement, including, but not limited to,
(i) all expenses and taxes incident to the issuance and delivery of the Shares to the Representatives, (ii) all expenses incident to the registration of the Shares under the Securities Act, (iii) all costs of preparing stock certificates, including printing and engraving costs, (iv) all fees and expenses of the registrar and transfer agent of the Shares, (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Underwriters, (vi) all fees and expenses of the Company's counsel and the Company's independent accountants, (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus, including all exhibits and financial statements, and all amendments and supplements provided for herein, the Powers of Attorney, the Custody Agreement, [THE UNDERWRITERS' QUESTIONNAIRE], the Blue Sky memoranda and this Agreement,
(viii) all filing fees and attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from qualifying or registering (or obtaining qualification or registration of) all or any part of the Shares for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate, and (ix) all filing fees paid or incurred in connection with filings made with the NASD.

         (b) Expenses of the Selling Stockholders. Each Selling Stockholder will pay, either directly or by reimbursement, all fees and expenses incident to the performance of such Selling Stockholder's obligations under this Agreement which are not otherwise specifically provided for herein, including, but not limited to, any fees and expenses of counsel for such Selling Stockholder, such Selling Stockholder's pro rata share of fees and expenses of the Attorneys-in-Fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.

7. Indemnification and Contribution.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each of such Underwriter and controlling person (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party") against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), joint or several, which may be based upon the Securities Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any Preliminary Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof. The Company will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Company elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel, or
(ii) the parties to such suit include any such Underwriter Indemnified Parties, and the Company and such Underwriter Indemnified Parties have been advised by counsel to the Underwriters that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit, notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

         (b) Indemnification by the Selling Stockholders. Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter Indemnified Party against any losses, claims, damages, liabilities or expenses (including, unless such Selling Stockholder elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), which may be based upon the Securities Act, the Exchange Act, or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any such documents, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, however, that the indemnification obligation arising under this
Section 7(b) shall apply only to the extent that such loss, claim, damage, liability or expense is caused by or related to an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendments or supplements thereto. Such Selling Stockholder shall be entitled to participate at his own expense in the defense, or, if he so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Selling Stockholder elects to assume the defense, such defense shall be conducted by counsel chosen by him. In the event that any Selling Stockholder elects to assume the defense of any such suit and retain such counsel, the Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless
(i) such Selling Stockholder shall have specifically authorized the retaining of such counsel, or (ii) the parties to such suit include such Underwriter Indemnified Parties and such Selling Stockholder and such Underwriter Indemnified Parties have been advised by counsel to the Underwriters that one or more legal defenses may be available to them which may not be available to such Selling Stockholder, in which case such Selling Stockholder shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. Subject to Section 7(e) below, this indemnity agreement is not exclusive and will be in addition to any liability which such Selling Stockholder might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible.

         (c) Indemnification by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") and each Selling Stockholder and each person, if any, who controls a Selling Stockholder within the meaning of the Securities Act (collectively, the "Stockholder Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and fees of counsel incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any such document, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof, and the parties acknowledge and agree that the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Registration Statement or the Prospectus, as from time to time amended or supplemented, is the information under the caption "Underwriting" in the Prospectus that does not describe this Agreement; provided, however, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party or Stockholder Indemnified Party against whom the action is brought unless such Company Indemnified Party or Stockholder Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party or Stockholder Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party or Stockholder Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties or Stockholder Indemnified Parties and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party or Stockholder Indemnified Party.

         (d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) or (c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand, and the Underwriters on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Limitation of Liability. Notwithstanding any provision herein to the contrary, (i) the indemnity agreements contained in Section 7(a) and Section 7(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage, liability or expense purchased the Shares which are the subject thereof if, at or prior to the written confirmation of the sale of such Shares, a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference), the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), and such failure to send or deliver a copy of the Prospectus (or the Prospectus as amended or supplemented) was not the result of the Company's non-compliance with the provisions of Section 5(d), (ii) the liability for indemnification under Section 7(b) of each Selling Stockholder shall not exceed the Purchase Price of the Shares sold by such Selling Stockholder to the Underwriters, and (iii) such liability shall be further limited for each Selling Stockholder such that such Selling Stockholder's liability, in proportion to the aggregate liability of all Selling Stockholders as a group, shall not exceed the proportion that the number of Shares sold by such Selling Stockholder bears to the aggregate number of Shares sold by all Selling Stockholders hereunder; provided, however, that the limitation on liability set forth in the foregoing clause (iii) shall not apply with respect to any particular Selling Stockholder if such liability is attributable to such Selling Stockholder, as set forth in the first sentence of Section 7(b); and, provided, further, that nothing in the foregoing clause (iii) shall require the Underwriters to seek indemnification from any other Selling Stockholder(s) as a condition of their being entitled to indemnification from any particular Selling Stockholder. Notwithstanding anything to the contrary in this Agreement, the Underwriters and their control persons shall not seek indemnification pursuant to this Section 7 unless they shall have first reasonably determined that the Company is unable or not required to fully satisfy the obligations of the Selling Stockholders pursuant to such Sections.

8. Survival of Indemnities, Representations, Warranties, etc. Unless this Agreement is terminated in accordance with Section 12 hereof, the respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Shares.

9. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder shall be subject to the material accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company and the Selling Stockholders, to compliance at and as of the Closing Dates by the Company and the Selling Stockholders with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

         (a) Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

         (b) Changes. The Representatives shall have been reasonably satisfied that there shall not have occurred any change prior to the Closing Dates in the condition (financial or otherwise), properties, business, prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, or any material adverse change in the capital stock, short-term or long-term debt of the Company and its subsidiaries taken as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of the Representatives, is material, or omits to state a fact which, in the reasonable opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, (ii) an event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, or
(iii) it is impracticable in the reasonable judgment of the Representatives to proceed with the public offering or to purchase the Shares as contemplated hereby.

         (c) Litigation. The Representatives shall be satisfied that no legal or governmental action, suit, proceeding or investigation affecting the Company or any of its subsidiaries which may have a Material Adverse Effect or may affect the Company's or the Selling Stockholders' ability to perform their respective obligations under this Agreement shall have been instituted or threatened, and there shall have occurred no material adverse development in any existing such action, suit, proceeding or investigation.

         (d) Comfort Letter. Prior to the execution of this Agreement, the Representatives shall have received from KPMG LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance reasonably satisfactory to the Underwriters.

         (e) Bring-Down. The Representatives shall have received from KPMG LLP, independent certified public accountants, letters, dated the Closing Dates, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to Section 9(d); provided, however, that the letter delivered on the First Closing Date shall use a "cut-off date" not earlier than the date hereof, and the letter delivered on the Option Closing Date shall use a "cut-off date" not more than five (5) business days prior to such Option Closing Date.

         (f) Legal Opinion of Counsel for the Company. The Representatives shall have received from Morris, Manning & Martin, L.L.P., counsel for the Company and [THE SELLING STOCKHOLDERS], an opinion, dated the Closing Dates, which opinion shall be rendered to the Underwriters at the request of the Company [AND THE SELLING STOCKHOLDERS] (and shall so state therein) to the effect that:

                  (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business and to own, lease and operate its property as described in the Prospectus;

                  (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

                  (iii) all of the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights, except as disclosed in the Prospectus;

                  (iv) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights;

                  (v) this Agreement has been duly and validly authorized, executed and delivered by the Company and by the Selling Stockholders and is a valid and binding agreement of the Company and the Selling Stockholders, enforceable against the Company and the Selling Stockholders in accordance with its terms, subject to the Enforceability Exceptions;

                  (vi) the authorized capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Prospectus;

                  (vii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                  (viii) the Company is not in violation of its Certificate of Incorporation or By-laws and, to such counsel's knowledge, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company, to which the Company is a party or by which it or its property is bound;

                  (ix) the execution, delivery and performance of this Agreement by the Company and the Selling Stockholders, compliance by the Company and the Selling Stockholders with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or order of any court or governmental agency or body (except such as may be required by the

         NASD or under federal or state securities laws in connection with the purchase and distribution of the Shares by the Underwriters) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Certificate of Incorporation, By-laws or other organizational documents of the Company or of any of its subsidiaries, or any agreement, indenture or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound, or, to such counsel's knowledge, violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or its property;

                  (x) to such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of its property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                  (xi) the Company is not an "investment company" or a company "controlled" by an "investment company," as defined in the Investment Company Act of 1940, as amended;

                  (xii) to such counsel's knowledge, except otherwise set forth in the Registration Statement, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

                  (xiii) to such counsel's knowledge, except as otherwise set forth in the Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it;

                  (xiv) to such counsel's knowledge, all leases to which the Company and each of its subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, with the exception of those leases the violation of which would not, in the aggregate, have a Material Adverse Effect;

                  (xv) to the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others, and to the best of such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials which in the judgment of such counsel could effect materially the use thereof by the Company; and

                  (xvi) to the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or materials necessary to conduct the business now being proposed to be conducted by the Company as described in the Prospectus.

                  (xvii) (A) the Registration Statement (including any Registration Statement filed under Rule 462(b) under the Securities Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements, schedules and reports thereon, and other financial and statistical data included therein, as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act, and (B) although counsel has not undertaken to investigate or verify independently and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus or any amendment or supplement thereto, nothing has come to the attention of such counsel which has caused it to believe that (except for financial statements, schedules and reports thereon, and other financial and statistical data included therein as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements, schedules and reports thereon, and other financial and statistical data included therein as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (xviii) The Selling Stockholders have full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by them in the manner provided in this Agreement and the Custody Agreement;

                  (xix) Each Selling Stockholder has good and valid title to the certificates for the Shares to be sold by such Selling Stockholder and, upon delivery thereof, pursuant hereto and payment therefor, good and valid title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever; and

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the States of New York or Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, the Selling Stockholders, and of government officials, in which case their opinion is to state that they are so relying, without any independent investigation or inquiry, and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to the Representatives and to counsel for the Underwriters.

         (g) Legal Opinion of Counsel for the Underwriters. The Representatives shall have received from Morrison & Foerster, LLP, counsel for the Underwriters, their opinion or opinions, dated the Closing Dates, with respect to the validity of the Shares, the Registration Statement and the Prospectus and such other related matters as they may reasonably request, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

         (h) Officers' Certificate. The Representatives shall have received a certificate, dated the Closing Dates, of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company to the effect that:

                  (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                  (ii) Neither any Preliminary Prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iii) The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Dates, and the Company has substantially complied with all of the agreements and substantially performed or satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

                  (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (A) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company, (B) the business and operations conducted by the Company have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company, (C) no legal or governmental action, suit, proceeding or investigation is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement, (D) since such dates and except as so disclosed, the Company has not incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to its Stock Incentive
         Plan), made any material change in its short-term or funded debt or repurchased or otherwise acquired any of the Company's capital stock,
         (E) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to Stockholders of record on a date prior to the Closing Dates, and (F) the Company has not entered into any material transactions not in the ordinary course of business.

         (i) Certificate of Selling Stockholders. The Representatives shall have received a certificate or certificates, dated the Closing Dates, of the Attorneys-in-Fact on behalf of each of the Selling Stockholders to the effect that as of the Closing Dates its representations and warranties in this Agreement are true and correct as if made on and as of the Closing Dates, and that it has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

         (j) Additional Certificates. The Company and each of the Selling Stockholders shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by them and as to compliance at and as of the Closing Dates by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

         (k) Satisfaction. All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are reasonably satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives such number of original and conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but SoundView shall be entitled to waive any of such conditions.

         (l) Nasdaq Listing. Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

         (m) Lock-up Agreements. On or prior to the Closing Date, the Representatives shall have received from all directors, officers and beneficial holders of the outstanding capital stock agreements, in form reasonably satisfactory to SoundView Technology Group, Inc., stating that without the prior written consent of SoundView Technology Group, Inc. on behalf of the Underwriters, such person or entity will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of capital stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire capital stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of capital stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of capital stock or such other securities, in cash or otherwise.

10. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

11. Effective Date. This Agreement shall become effective upon execution and delivery by all the parties hereto and the written or oral release of notification of the effectiveness of the Registration Statement by the Commission.

12. Termination.

         (a) The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the First Closing Date or the Option Closing Date, as the case may be, (a) if the Company or any Selling Stockholder shall have failed, refused or been unable to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled is not fulfilled, including, without limitation, any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company from that set forth in the Registration Statement or Prospectus, which, in the sole reasonable judgment of the Representatives, is material and adverse, or (b) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, Nasdaq or the American Stock Exchange or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on any such exchange or in the over-the-counter market by the NASD, or if a banking moratorium shall have been declared by federal or New York authorities, or (c) if the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (d) if there shall have been a material adverse change in the general political or economic conditions or financial markets as in the reasonable judgment of the Representatives makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (e) if there shall have been an outbreak or escalation of hostilities or of any other insurrection or armed conflict or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. In the event of termination pursuant to this Section 12(a) the Company shall remain obligated to pay costs and expenses pursuant to Section 6, Section 7 and Section 13 hereof. If the Company shall elect to prevent this Agreement from becoming effective as provided in
Section 11, the Company shall promptly notify the Representatives by telephone, facsimile or telegraph, in each case confirmed by letter. If the Representatives elect to prevent this Agreement from becoming effective as provided in Section 11 or to terminate this Agreement as provided in this Section 12(a), the Representatives shall promptly notify the Company by telephone, facsimile or telegraph, in each case confirmed by letter.

         (b) In case either of the conditions specified in Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to the Representatives. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 5 hereof.

13. Reimbursement of Underwriters. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to Section 11 or shall be terminated by the Representatives under Section 9 or Section 12(a), the Company will bear and pay the expenses specified in Section 6 hereof and, in addition to its obligations pursuant to
Section 7 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Shares, and promptly upon demand the Company will pay such amounts to the Representatives.

14. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Shares hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate. If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Shares of a defaulting Underwriter or Underwriters as provided in this Section 14, (a) the Company and the Selling Stockholders shall have the right to postpone the Closing Dates for a period of not more than seven (7) full business days in order that the Company and the Selling Stockholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (b) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Any action taken under this Section 14 shall not relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 14 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except for expenses to be paid or reimbursed pursuant to Section 6 and except for the provisions of Section 7.

15. Notices. All communications hereunder shall be in writing and, (a) if sent to the Underwriters, shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Representatives, c/o SoundView, 22 Gatehouse Road, Stamford, Connecticut 06902 (facsimile: (203) 462-7257), except that notices given to an Underwriter pursuant to Section 7 hereof shall be sent to such Underwriter at the address furnished by the Representatives, or (b) if sent to the Company, shall be mailed, delivered, transmitted by facsimile or telegraphed and confirmed to the Company, 4250 Perimeter Park South, Suite 200, Atlanta, Georgia 30341, Attn: President (facsimile: (770) 936-2424), with a copy to Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, Attn: John C. Yates (facsimile (404) 365-9532) or (c) if sent to the Selling Stockholders, shall be mailed, delivered, transmitted by facsimile or telegraphed to the Selling Stockholders, c/o the Attorney-in-Fact, c/o __, (facsimile: (__), with a copy to Morris, Manning & Martin, L.L.P., 1600 Atlanta Financial Center, 3343 Peachtree Road, N.E., Atlanta, Georgia 30326, Attn: John
C. Yates (facsimile (404) 365-9532).

16. Successors. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or any Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

18. Authority of Representatives. In connection with this Agreement, the Representatives will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all the Underwriters, and any action taken under this Agreement by any of the Attorneys-in-Fact will be binding on all of the Selling Stockholders.

19. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

21. General. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and the Representatives.

22. Counterparts. This Agreement may be signed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

23. Attorney-in-Fact. Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                    Very truly yours,

                                    TELEMATE.NET SOFTWARE, INC.


                                    By:
                                       -----------------------------------------
                                        Name:
                                        Title:

SELLING STOCKHOLDERS NAMED IN SCHEDULE B


By:
   -------------------------------------
     Name:
     As Attorney-in-Fact of
                           -------------



Agreed to and accepted as of the date first set forth above:

SOUNDVIEW TECHNOLOGY GROUP, INC.
J.C. BRADFORD & CO.
THE ROBINSON-HUMPHREY COMPANY, LLC

By:    SoundView Technology Group, Inc.


       By:
          ------------------------------------------------
          Name:
          Title:

                                   SCHEDULE A



                                                      Number of Firm                        Number of Option
                                                       Shares to be                           Shares to be
                 Name                                   Purchased                              Purchased
-------------------------------------       -----------------------------------    -----------------------------------
SoundView Technology Group, Inc.
J.C. Bradford & Co.
The Robinson-Humphrey Company, LLC.

                                            -----------------------------------    -----------------------------------
         TOTAL                                          3,500,000
                                            ===================================    ===================================

                                   SCHEDULE B


                              SELLING STOCKHOLDERS




                                                              Number of Firm                    Number of Option
                                                               Shares to be                       Shares to be
                       Name                                        Sold                               Sold
-----------------------------------------              ------------------------------    -------------------------------
         David H. Couchman                                              0                             90,000
                                                       ==============================    ===============================

         Melanie Noble-Couchman                                         0                             10,000
                                                       ==============================    ===============================

         Richard L. Mauro                                          90,000                                  0
                                                       ==============================    ===============================

         L. Mark Newton                                            40,000                                  0
                                                       ==============================    ===============================

         Raphael McAbee-Reher                                      50,000                                  0
                                                       ==============================    ===============================

         John P. O'Reilly                                          12,000                                  0
                                                       ==============================    ===============================

         Sirrom Investments, Inc.                                  24,000                                  0
                                                       ==============================    ===============================

                                                       ==============================    ===============================

         TOTAL                                                    216,000                            100,000
                                                       ==============================    ===============================

                                                          DRAFT OF JULY 21, 1999

                                   SCHEDULE C

                                LOCK-UP AGREEMENT


SoundView Technology Group, Inc.
J.C. Bradford & Co.
The Robinson-Humphrey Company, LLC
c/o SoundView Technology Group, Inc.
22 Gatehouse Road
Stamford, Connecticut  06902

Ladies and Gentlemen:

         The undersigned is a director, officer and/or securityholder of TELEMATE.NET SOFTWARE, Inc. (the "Company") and wishes to facilitate the proposed initial public offering (the "Offering") of the Company's common stock ("Common Stock") pursuant to a registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC").

         The undersigned recognizes and agrees that the Offering will benefit the undersigned as a director, officer or securityholder of the Company. In consideration of the foregoing, and in order to induce the several underwriters to act as such in connection with the Offering, the undersigned hereby irrevocably agrees not to, directly or indirectly, offer, sell, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option to sell, transfer or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock, or publicly announce the undersigned's intention to do any of the foregoing, without the prior written consent of SoundView Technology Group, Inc., ("SoundView") for a period commencing on the date hereof and terminating one hundred eighty (180) days after the effective date of the Registration Statement (the "Lock-Up Period"); provided, however, that shares of Common Stock purchased by the undersigned in the public market after the Offering, and any shares of Common Stock issuable upon exercise of [EMPLOYEE] stock options issued in accordance with the terms of the Company's [1999] Stock Incentive Plan, as disclosed in the Registration Statement, shall not be subject to this agreement.

         Notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust if the beneficiaries of such trust are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to SoundView, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. In addition, if the undersigned is a partnership, the partnership may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock to a partner of such partnership, to a retired partner of such partnership, or to the estate of any such partner or retired partner, and any such partner who is an individual may transfer such shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock by gift, will or intestacy to a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to SoundView, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

         In addition, the undersigned agrees that, without the prior written consent of SoundView, the undersigned will not, during the Lock-Up Period, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         The undersigned confirms that he or she understands that the underwriters of the Offering and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. The undersigned further confirms that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns so long as the closing of the Offering occurs on or prior to __, 1999. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this agreement.

Dated: ___________, __ 1999.

                                     Name of Securityholder


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title: